EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                         May 11, 2010

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2010 EARNINGS UP 36%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the first quarter of 2010.  Net income for the quarter ended March 31, 2010 was $948,000, up from net income of $698,000 in the first quarter of 2009, an increase of 36%.  Fully-diluted earnings per share for the quarter were $0.09 in the current quarter, compared to $0.06 in last year’s first quarter.  Total sales for the first quarter were $14.6 million, an increase of 10.7% compared to 2009’s first quarter sales of $13.2 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather retail store chain, increased $1 million in the first quarter, up 15% from last year's first quarter sales.  The store chain consisted of seventy-six stores as of March 31, 2010, compared to seventy-four retail stores a year ago.  First quarter sales for the Wholesale Leathercraft division, consisting of the Leather Factory wholesale stores and the National Account group, increased $301,000, or 5% from the same quarter last year.  International Leathercraft, consisting of one store located in the United Kingdom, added sales of $384,000 for the quarter, a 31% increase over last year’s first quarter sales of $293,000.

Consolidated gross profit margin increased from 58.7% in the first quarter of 2009 to 61.5% in the first quarter of 2010, a significant improvement.  Operating expenses increased $697,000 in the first quarter of 2010 to $7.4 million compared to $6.8 million in the first quarter of 2009, decreasing slightly as a percentage of revenue from 51.2% in 2009 to 51.0% in 2010.

Jon Thompson, Chief Executive Officer and President, commented, “Overall, it was a good quarter.  I am especially pleased with the improvement in our gross profit margin.  All three divisions achieved sales gains and were solidly profitable.  Our goal as we move through the year is to continue our solid sales growth and keep our expenses under control.”

Shannon L. Greene, Chief Financial Officer, added, “This quarter makes our fifth consecutive quarter of higher earnings than in the prior year’s comparable quarter.  We have maintained a good trend there as we have worked our way through the economic turmoil of this past year.  While I don’t think profitability is in question for the year, we will continue to watch our operating expenses in order to maximize our earnings.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 76 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the NYSE Amex with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2010 (unaudited)	12/31/2009 (audited)
ASSETS
CURRENT ASSETS:
Cash	$5,976,396	$7,891,962
Short-term investments, including certificates of deposit	6,995,598	5,017,000
Accounts receivable-trade, net of allowance for doubtful accounts
of $174,000 and $136,000 in 2010 and 2009, respectively	1,459,075	1,202,811
Inventory	17,538,853	16,865,826
Deferred income taxes	289,556	271,481
Other current assets	1,499,080	791,884
Total current assets	33,758,558	32,040,964

PROPERTY AND EQUIPMENT, at cost	14,513,146	15,111,497
Less accumulated depreciation and amortization	(4,953,970)	(5,431,776)
	9,559,176	9,679,721

GOODWILL	987,812	983,823
OTHER INTANGIBLES, net of accumulated amortization of
$433,000 and $418,000 in 2010 and 2009, respectively	293,401	307,802
OTHER assets	318,218	314,921
	$44,917,165	$43,327,231

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,613,639	$1,185,032
Accrued expenses and other liabilities	4,116,620	3,988,144
Income taxes payable	434,827	399,536
Current maturities of long-term debt	202,500	202,500
Total current liabilities	6,367,586	5,775,212

DEFERRED INCOME TAXES	706,222	682,364

LONG-TERM DEBT, net of current maturities	3,459,375	3,510,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,034,845 and 11,021,951 shares issued at 2010 and 2009;
10,141,222 and 10,130,628 shares outstanding at 2010 and 2009	26,484	26,453
Paid-in capital	5,491,705	5,491,736
Retained earnings	30,908,023	29,959,910
Treasury stock (893,623 shares at cost)	(2,461,068)	(2,452,649)
Accumulated other comprehensive income	418,838	334,205
Total stockholders' equity	34,383,982	33,359,655
	$44,917,165	$43,327,231

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2010 and 2009

	2010	2009
NET SALES	$14,588,538	$13,183,095
COST OF SALES	5,611,942	5,442,649
Gross profit	8,976,596	7,740,446

OPERATING EXPENSES	7,440,228	6,742,915
INCOME FROM OPERATIONS	1,536,368	997,531

OTHER (INCOME) EXPENSE:
Interest expense	65,604	77,409
Other, net	(1,467)	(77,272)
Total other (income) expense	64,137	137

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,472,231	997,394

PROVISION FOR INCOME TAXES	524,654	324,336

NET INCOME FROM CONTINUING OPERATIONS	947,577	673,058

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	536	24,859

NET INCOME	$948,113	$697,917

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
BASIC	$0.09	$0.06
DILUTED	$0.09	$0.06

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PER COMMON SHARE:
BASIC	$0.00	$0.00
DILUTED	$0.00	$0.00

NET INCOME PER COMMON SHARE:
BASIC	$0.09	$0.06
DILUTED	$0.09	$0.06

Weighted Average Number of Shares Outstanding:
Basic	10,137,715	10,670,111
Diluted	10,213,677	10,721,954

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$948,113	$697,917
Income from discontinued operations	536	24,859
	947,577	673,058

Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	234,026	279,290
(Gain) loss on disposal or abandonment of assets	246	-
Non-cash stock-based compensation	-	2,540
Deferred income taxes	5,113	40,555
Other	80,343	(70,127)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(262,172)	(344,850)
Inventory	(513,681)	388,805
Income taxes	35,575	(382,586)
Other current assets	(707,195)	(672,852)
Accounts payable-trade	428,607	1,188,804
Accrued expenses and other liabilities	(30,870)	30,609
Total adjustments	(730,008)	460,188
Net cash provided by continuing operating activities	217,569	1,133,246
Cash provided from discontinued operations	6,831	35,540
Net cash provided by operating activities	224,400	1,168,786

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(99,117)	(278,224)
Purchases of certificates of deposit	(2,572,598)	(4,048,000)
Proceeds from maturities of certificates of deposit	594,000	1,081,000
Proceeds from sale of assets	90	-
Decrease (increase) in other assets	(3,297)	1,198
Net cash used in investing activities	(2,080,922)	(3,244,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	-	(64,880)
Payments on notes payable and long-term debt	(50,625)	(50,625)
Repurchase of common stock ( treasury stock)	(8,419)	-
Proceeds from exercise of stock options	-	23,437
Net cash provided by financing activities	(59,044)	(92,068)

NET INCREASE (DECREASE) IN CASH	(1,915,566)	(2,167,308)

CASH, beginning of period	7,891,962	7,810,298

CASH, end of period	$5,976,396	$5,642,990

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$65,604	$77,409
Income tax paid during the period, net of (refunds)	477,177	369,180

Selected financial data:

	Quarter Ended 03/31/10		Quarter Ended 03/31/09
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,587,804	$534,196	$6,286,701	$366,247
Retail Leathercraft	7,616,296	922,738	6,603,522	550,168
International	384,438	79,434	292,872	81,116
Total Operations	$14,588,538	$1,536,368	$13,183,095	$997,531

Wholesale Leathercraft	Quarter Ended 03/31/10		Quarter Ended 03/31/09
	# of stores	Sales	# of stores	Sales
Distribution centers	30	$5,783,176	30	$5,414,997
National account group		804,628		871,704
Total Sales – Wholesale Leathercraft	30	$6,587,804	30	$6,286,701

Retail Leathercraft	Quarter Ended 03/31/10		Quarter Ended 03/31/09
	# of stores	Sales	# of stores	Sales
Same store sales	74	$7,527,635	74	$6,603,522
New store sales	2	88,661	-	-
Total Sales – Retail Leathercraft	76	$7,616,296	74	$6,603,522